UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
November 25, 2008

AM OIL RESOURCES & TECHNOLOGY INC.
(Formerly Aventerra Explorations, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	333-151332
(State or other jurisdiction of incorporation)	(Commission File No.)

27240 Turnberry Lane, Suite 200
Valencia, California 91355
(Address of principal executive offices and Zip Code)

800-646-6570
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

     On February 22, 2009, we issued 30,000,000 restricted shares of common stock to the following individuals:

Sandra Thomas	5,000,000
Mary Graham	3,000,000
Tracie Allen	3,000,000
Malinda Meeks	1,000,000
Tonie Wills	500,000
Yvonne Miller	500,000
Philip L. Morgan	3,000,000
Anthony Miller	14,000,000
TOTAL	30,000,000

pursuant an agreement to acquire two patents from AM Oil Resources & Technology Inc., a California corporation (“AM Oil”)

     The shares were issued pursuant to the exemption from registration contained in of the Securities Act of 1933.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRATION

     On November 25, 2008 we entered into an agreement to acquire two patents from AM Oil in consideration for the acquisition of the patents, we will issue thirty million (30,000,000) post split fully paid and non-assessable restricted shares of our common stock, plus $1,000,000 cash paid directly to AM Oil over the course of the next 3 years, with $500,000 being paid within 60 days of the date hereof and the remainder to be paid in 3 equal installments together with a 5% Royalty is to be paid from the sale of every unit sold domestically and internationally. Our mission is to use sell and produce our patent and patent pending technologies, providing an environmentally safe and cost-effective method that maximizes oil production from existing oil wells. Marketing this technology strategically allows us to benefit from worldwide demand for oil, resulting in significant growth in both revenues and profits for the company. Our goal is to provide solutions to help minimize U.S. dependence on foreign oil; thus providing innovative solutions to the world that will recover dormant lying crude oil in reserves all around the world.

     On November 25, 2008, we acquired two patents from AM Oil (US Patent # 5979549 and # 6129148) which cover a method and apparatus for viscosity reduction of clogging hydrocarbons in oil wells.As part of the foregoing transaction, it was agreed that we would issue 30,000,000 shares of common stock to AM Oil or its nominees. We were direct to issue the 30,000,000 shares to the following persons, in the amounts indicated opposite each name:

Sandra Thomas	5,000,000
Mary Graham	3,000,000
Tracie Allen	3,000,000
Malinda Meeks	1,000,000
Tonie Wills	500,000
Yvonne Miller	500,000
Philip L. Morgan	3,000,000
Anthony Miller	14,000,000
TOTAL	30,000,000

     Further, as part of the transaction, Patrica Traczykowski returned 57,500,000 shares of common stock to the treasury.

     There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors or other matters.

     We are not aware of any arrangements, including any pledge by any person of our securities, the operation of which at a subsequent date will result in a change of our control.

     We currently file reports with the SEC pursuant to section 15(d) of the Securities Exchange Act of 1934. We currently have no classes of securities subject to reporting pursuant to Section 13 of the Securities Exchange Act of 1934. Currently, we have 71,400,000 shares of common stock outstanding. On February 19, 2009 we reduced our authorized shares of common stock from 1,500,000,000 shares to 150,000,000 shares with a par value of $0.00001 per share. We now have authorized capital of 150,000,000 shares of common stock, par value $0.00001 per share and 100,000,000 shares of preferred stock, par value $0.00001 per share. There are no issued and outstanding shares of preferred stock. The preferred shares are not listed for trading anywhere and the class of preferred shares is not registered with the Securities and Exchange Commission.

     The following table sets forth, immediately prior to the foregoing transaction, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Direct Amount of	Percent
Name of Beneficial Owner	Beneficial Owner	of Class
Anthony Miller	0	0.00%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

Michael Freeberg	0	0.00%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

Greg Brown
27240 Turnberry Lane, Suite 200	0	0.00%
Valencia, CA 91355

Natasha Mercer	0	0.00%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

All officers and directors as	0	0.00%
a group (4 Individuals)

Patricia Traczykowski	57,000,000	57.64%
22 Notting Hill Gate, Suite 127
London, England VI1 3JE

     The following table sets forth, immediately after to the foregoing transaction and the return to treasury of 57,500,000 shares of common stock owned by Patricia Traczykowski, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares unless otherwise noted.

	Direct Amount of	Percent
Name of Beneficial Owner	Beneficial Owner	of Class
Keith A. Johnson	0	0.00%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

Michael Freeberg	0	0.00%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

Greg Brown
27240 Turnberry Lane, Suite 200	0	0.00%
Valencia, CA 91355

Natasha Mercer	0	0.00%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

All officers and directors as	0	0.00%
a group (4 Individuals)

Anthony Miller	14,000,000	19.61%
27240 Turnberry Lane, Suite 200
Valencia, CA 91355

Sandra Thomas	5,000,000	7.00%
8703 N.E. 36th Ave.
Vancouver, Wa. 98665

Common Stock

     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

     As of the date of this report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     We file reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934. The reports are filed electronically. You may review our reports at the SEC website at: www.sec.gov.

Stock transfer agent

     Our stock transfer agent is Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074. Its telephone number is (702) 818-5898.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION
ARRANGEMENTS OF CERTAIN OFFICERS

     On December 24, 2008, Michael Freeberg and Greg Brown were appointed to our board of directors.

     On February 24, 2009, Anthony Miller resigned as one of our officers and directors. At the time of his resignation, Mr. Miller did not have a disagreement with us over our operations, policies or practices.

     On February 24, 2009, Keith A. Johnson was appoint our president, principal executive officer, treasurer, principal financial officer, principal accounting officer and to our board of directors.

     Since April 2003, Michael Freeberg has been a broker and net branch owner for Oceanfront Mortgage & Realty in San Diego, California where he has been responsible for overseeing all Oceanfront Mortgage operations and focusing on strengthening the core business while positioning Oceanfront for long term growth. From March 2002 to April 2003, Mr. Freeberg was a financial analysis and director of sales for American Graphics Inc. in San Diego, California. At American Graphics he oversaw a sales force of up to 25 employees and developed and coordinated in excess of $3,000,000 of new business ion one year while structuring American Graphics for efficient growth with the introduction of new products.

     Since August 1997, Greg Brown has been a police officer in San Diego County, California. His responsibilities have included gathering, recording and analyzing intelligence to achieve community safety and crime reduction objectives; preparing and presenting crime reports and case files to senior officers; and building and maintaining community relations, including advice and support in areas such as crime prevention and personal safety. Mr. Brown has an extensive background in criminal investigations and has actively investigated over 100 cases involving money and investments.

     Since January 2005, Keith A. Johnson has been director and cofounder of Integrity International Development Corporation, Inc. in Phelan, California. Integrity International assists at-risk youths and others through substance abuse education, feeding programs, and education and job training programs. Since August 2005, Mr. Johnson has also been a broker with Desert Tortoise Realty in Phelan, California. From August 2003 to December 2005, Mr. Johnson worked with Dr. Robert P. Iacono, a neurosurgeon at Loma University Medical Center in Loma Linda, California compiling Sr. Iacono’s first 25 years of medical practice into a book. He also assisted with writing another book on the steroetactix surgeries for Parkinson’s Disease, pain and other neurological disorders. He worked with Mr. Iacono and Dr. Donald Lang to co-author and self-publish a paper, “Silent Trauma, Puberty and Incarceration”, as they researched remedies for addition resulting in undiagnosed, untreated, teen depression. From December 1996 of December 2002, Mr. Johnson was executive vice president of marketing for Green Aero Energy Ltd. in Loma Linda, California. Prior to 1996, Mr. Johnson spent more than 20 years with Southern California Gas Company, now known as Sempra Energy, where his primary responsibilities were transmission and marketing management.

     During the past five years, Messrs. Freeberg, Brown, and Johnson have not been the subject of the following events:

*

Any bankruptcy petition filed by or against any business of which Messrs. Freeberg, Brown, and Johnson were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

*	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

*

An order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs. Freeberg’s, Brown’s, and Johnson’s involvement in any type of business, securities or banking activities.

*

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodity law, and the judgment has not been reversed, suspended or vacated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 2nd day of March 2009.

AM OIL RESOURCES & TECHNOLOGY
INC.

BY: KEITH A. JOHNSON
       Keith A. Johnson
       President, Principal Executive Officer,
       Treasurer, Principal Financial Officer,
       Principal Accounting Officer and a member
       of the Board of Directors